EX. 99.28(d)(1)(vi)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012, as amended April 29, 2013, May 30, 2013, September 16, 2013 and June 4, 2014 (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the following fund merger has been approved by the Board of Managers of the Fund and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital NYSE® International 25 Fund of the Fund is being merged into the JNL/Mellon Capital International Index Fund of JNLST.

Whereas, pursuant to the merger outlined herein-above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to remove the JNL/Mellon Capital NYSE® International 25 Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 15, 2014, attached hereto.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed as of this 6th day of June 2014, effective September 15, 2014.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 15, 2014
(List of Funds)

Funds
JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated September 15, 2014
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital DowSM 10 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Global 15 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital 25 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Nasdaq® 25 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Value Line® 30 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL Optimized 5 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%

B-2